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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES


1. Heritage Operating, L.P., a Delaware limited partnership, which will do business under the following names:

         o       Balgas

         o       Carolane Propane Gas

         o       Fairway Propane

         o       Gas Service Co.

         o       Greer Gas Co.

         o       Harris Propane Gas

         o       Heritage Propane Corporation

         o       Holton's L.P. Gas

         o       Ikard & Newsom

         o       Jerry's Propane Service, Inc.

         o       Meyers Propane Service

         o       New Mexico Propane of Taos

         o       Northern Energy

         o       Northwestern Propane

         o       Sawyer Gas

         o       Wakulla L.P.G.





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2.      Heritage--Bi State, L.L.C., a Delaware limited liability
        company, which will do business under the following name:

        o       Bi-State Propane

3. Heritage Service Corp., a Delaware corporation, which will do business under the following names:

        o       M-P Oils Ltd.

        o       M-P Oils Partnership




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